UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 17, 2012

Franklin Street Properties Corp.

(Exact name of registrant as specified in its charter)

Maryland	001-32470	04-3578653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Edgewater Place, Suite 200, Wakefield, Massachusetts	01880-6210
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (781) 557-1300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 17, 2012, Franklin Street Properties Corp. (the “Company”, “our” or “we”) held its 2012 Annual Meeting of Stockholders (the “2012 Annual Meeting”). The 2012 Annual Meeting was called for the following purposes: (1) to elect three Class II directors to serve until the 2015 annual meeting, (2) to approve an amendment to our articles of incorporation relating to declassification of our board of directors, (3) to ratify the Audit Committee’s appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012, (4) to approve, by non-binding vote, executive compensation, (5) to consider and act upon a stockholder proposal relating to majority voting in director elections, if properly presented, and (6) to consider and act upon a second stockholder proposal relating to majority voting in director elections, if properly presented.

(1) The following table sets forth the names of the directors elected at the 2012 Annual Meeting for new three-year terms and the final number of votes cast for and withheld from each director.

Name	For	Withheld	Broker Non-Votes

John N. Burke	56,929,584	3,128,494	13,733,125

Barbara J. Fournier	44,348,335	15,709,743	13,733,125

Barry Silverstein	56,940,629	3,117,449	13,733,125

(2) The proposal to approve an amendment to our articles of incorporation relating to declassification of our board of directors was not approved. The affirmative vote of the holders of not less than 80% of the shares of our common stock issued and outstanding and entitled to vote is required to amend our articles of incorporation to declassify our board of directors. The final number of votes cast for or against or abstaining from voting on that proposal are listed below, which represents approval by approximately 71% of the shares of our common stock issued and outstanding and entitled to vote on this proposal.

For	Against	Abstain	Broker Non-Votes

58,525,684	1,213,475	318,919	13,733,125

(3) The proposal to ratify the Audit Committee’s appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for the fiscal year ending December 31, 2012 was approved. The final number of votes cast for or against or abstaining from voting on that proposal are listed below.

For	Against	Abstain

72,616,976	194,780	979,447

(4) The proposal to approve, by non-binding vote, executive compensation was approved. The final number of votes cast for or against or abstaining from voting on that proposal are listed below.

For	Against	Abstain	Broker Non-Votes

56,641,703	2,932,201	484,174	13,733,125

(5) A stockholder’s proposal relating to majority voting in director elections was not approved. The final number of votes cast for or against or abstaining from voting on the stockholder’s proposal are listed below.

For	Against	Abstain	Broker Non-Votes

27,518,948	31,735,007	804,123	13,733,125

(6) A second stockholder’s proposal relating to majority voting in director elections was not approved. The final number of votes cast for or against or abstaining from voting on the stockholder’s proposal are listed below.

For	Against	Abstain	Broker Non-Votes

27,659,218	31,567,868	830,992	13,733,125

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2012	FRANKLIN STREET PROPERTIES CORP.

By:	/s/ George J. Carter
George J. Carter President and Chief Executive Officer